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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: February 2, 2000


                               PJ AMERICA, INC.

            (Exact name of registrant as specified in its charter)



           Delaware                   0-21587                    61-1308435
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                              2300 Resource Drive
                           Birmingham, Alabama 35242
                   (Address of principal executive offices)


                                (205) 981-2800

             (Registrant's telephone number, including area code)
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Item 5. Other Events

On January 19, 2000, PJ America, Inc., a Delaware corporation (the "Company") announced 1999 Sales Results, with comparable sales increases for the fourth quarter of 1999 and the full year. The Company also announced that its Board of Directors had approved an additional $5 million increase to the Company's Share Repurchase Program, bringing the total authorization to date to $15 million. The Company also announced costs to be incurred for its slogan change.


Exhibit No.     Description of Exhibit
-----------     ----------------------

                PJ America, Inc. Press Release dated January 19, 2000 announcing 1999 Sales Results and other information.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          PJ AMERICA, INC.



Date: February 2, 2000    By    /s/ D. Ross Davison
                                ------------------------------------------------
                                    D. Ross Davison
                          Vice President Administration, Chief Financial Officer
                              and Treasurer (Principal Financial Officer)